Exhibit 10.7

OPTION AGREEMENT

This Option Agreement (the “Agreement") effective as of April 29, 2011, is by and among Anoteros, Inc., a Nevada Corporation (“Anoteros”), Doolittle Edutainment Corp., a Nevada corporation (“Doolittle Edutainment”), and George G. Chachas (“Chachas”).

Recitals

A.

Whereas, Anoteros is the parent and owner of 100% of the capital stock of Doolittle Edutainment which is engaged in the children’s education and entertainment market.  Doolittle Edutainment’s focused is on the entertainment and education of children through various avenues through its main character “Doolittle.”  Doolittle Edutainment has completed, published and offers three the current books and holds all intellectual property and other assets relating to the character Doolittle, and the books and product line.

B.

Whereas, as of March 31, 2011, Doolittle Edutainment had unaudited assets and liabilities of $33,430.34 and $42,402.80, respectively, which liabilities are comprised of a note payable to Anoteros, as set forth on Exhibit A hereto.

C.

Whereas, Chachas is the founder and creator of the character Doolittle and the related intellectual property associated with Doolittle.

D.

Whereas, Chachas is also the founder and a former officer and director of Anoteros, and has been the primary lender to Anoteros, provided legal services to Anoteros through his law firm Chachas Law Group, and as of March 31, 2011, the unaudited balance of the note payable by Anoteros to Chachas was $30,660.62, there was unpaid accrued salary of $35,000 owing and unpaid legal fees to Chachas Law Group of $21,112.72, as set forth on Exhibit B hereto.

E.

Whereas, on March 29, 2011, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into by and among Anoteros, Inc., Antero Payment Solutions, Inc. (“Antero”), a Nevada corporation and wholly-owned subsidiary of Anoteros, and COA Holdings, Inc. (“COAH”), and certain Major Shareholders of COAH (the “Major Shareholders”) whereby Anoteros would acquire COAH through the Merger of COAH with and into Antero (the “Merger”) with Antero being the surviving corporation, and the business of COAH continuing through Antero, as a wholly-owned subsidiary of Anoteros.

F.

Whereas, the Merger closed on April __, 2011, and as a result of the Merger in is anticipated that Anoteros’ primary business will be the business of Antero Payment Solutions, which as a result of the Merger is a provider of financial information management and electronic commerce systems for the financial services industry, which includes data capture, card issuance, reporting, fraud compliance, and consulting for the prepaid card industry.

G.

Whereas, Chachas as the creator of Doolittle desires to acquire all the right, title and interest associated with Doolittle and the related intellectual property, all of which are held through Doolittle Edutainment.

H.

Whereas, Anoteros desires to have the option eliminate the debt and liabilities to Chachas in the event that it chooses to and focus on the business of Antero.

I.

Whereas, Anoteros has agreed to provide Chachas with the Option to call and acquire all of the capital stock of Doolittle Edutainment and all assets and intellectual property owned by Doolittle Edutainment, pursuant to the terms and conditions of this Agreement, and Chachas had agreed to provide Anoteros with the Option to put all of the capital stock of Doolittle Edutainment  (including all assets and intellectual property owned by Doolittle Edutainment) and liabilities associated with Doolittle Edutainment and of Anoteros, to Chachas, pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and Option set forth herein, the parties hereto agree as follows:

1.

Put Option.  Chachas hereby grants to Anoteros an irrevocable put option (the "Put Option"), to require Chachas to acquire and accept (and, upon exercise of such Put Option in accordance herewith, Chachas agrees to accept from Anoteros) all of the capital stock of Doolittle Edutainment with the concurrent assignment to, and assumption by Doolittle Edutainment of all liabilities of Anoteros to Chachas and Chachas Law Group, as set forth in Recital D above.

2.

Call Option.  Anoteros hereby grants to Chachas an irrevocable call option (the "Call Option"), for Chachas to call and acquire (and, upon exercise of such Call Option in accordance herewith, Anoteros agrees to assign and transfer to Chachas all of the capital stock of Doolittle Edutainment with the concurrent assignment to, and assumption by Doolittle Edutainment of all liabilities of Anoteros to Chachas and Chachas Law Group, as set forth in Recital D above.

3.

Agreement to Assignment.  Doolittle Edutainment hereby agrees that in the event of the exercise of the Put or Call Option pursuant to this Agreement, it will accept and assume all liabilities of Anoteros to Chachas and Chachas Law Group, as set forth in Recital D above, with the concurrent forgiveness by Anoteros of the entire amount of that certain intercompany loan by Anoteros to Doolittle Edutainment as reflected on Exhibit B hereto.

4.

Time and Manner of Exercise of Option.

(a)

Time Within to Exercise Option.  The Option may be exercised by Anoteros or Chachas, commencing on the date of this Agreement and ending at 5:00 PM Pacific Standard Time on the six (6) month anniversary date of this Agreement.

(b)

Manner of Exercising Option.  In the event either Anoteros or Chachas desires to exercise the Option, such party shall deliver to the other a written notice, (an "Exercise Notice") within the time set forth at paragraph 4(a) above.  Subject to the preceding sentence, and the assignment and assumption on the part of Doolittle Edutainment, as set forth herein, a notice of exercise of the Put or Call Option shall irrevocably commit Chachas to accept and Anoteros to transfer and deliver all the capital stock of Doolittle Edutainment in accordance with this Agreement.

(d)

Closing and Delivery.  Within ten (10) days after the receipt by an Exercise Notice, the parties shall entered into a mutually a definitive Assignment and Assumption Agreement, and close and transfer and deliver of the capital stock of Doolittle Edutainment and the assignment and assumption, with ten (10) days thereafter.

5.

Termination of Option. The Option shall terminate 5:00 PM Pacific Standard Time on the six (6) month anniversary date of this Agreement.

6.

Representations and Warranties of Anoteros.

(a)

Anoteros represents and warrants that Anoteros has the power and authority to enter into this Agreement.

(b)

This Agreement has been duly executed and delivered by Anoteros and constitutes a valid and binding obligation of Anoteros, in accordance with its terms.

(c)

The execution and delivery of this Agreement by Anoteros does not, and the consummation by Anoteros of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Anoteros pursuant to, any provisions of any loan or credit agreement, note, mortgage, indenture, lease, or other option, obligation, instrument, permit, concession, franchise, license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Anoteros.

7.

Representations and Warranties of Chachas.

(a)

Chachas has the authority to enter into this Agreement and to carry out its obligations hereunder;

(b)

This Agreement has been duly executed and delivered by Chachas and constitutes a valid and binding obligation of Chachas, in accordance with its terms.

(c)

The execution and delivery of this Agreement by Chachas does not, and the consummation by Chachas of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Chachas pursuant to, any provisions of any loan or credit agreement, note, mortgage, indenture, lease, or other option, obligation, instrument, permit, concession, franchise, license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chachas.

9.

Binding Effect; No Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

10.

Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

11.

Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

12.

Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

13.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Anoteros, addresses to:

Anoteros, Inc.

Attn: Michael J. Sinnwell Jr.

24328 Vermont Ave., #300

Harbor City, Ca. 90710

Telephone:  (480) 478-0008

Facsimile:   (480) 559-9599

If to Chachas, addressed to:

George G. Chachas

2445 Fifth Avenue, Suite 440

San Diego, CA 92101

Telephone:  (619) 239-2900

Facsimile:   (619) 239-2990

14.

Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.  All parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of California or a California state court.

15.

Interpretation. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

16.

Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

17.

Facsimile Signatures.  It is expressly agreed that the parties may execute this Agreement via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

18.

Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

19.

Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

20.

Replacement of Agreement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

*** Signature Page Follows ***

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

ANOTEROS, INC.

/s/  Michael J. Sinnwell Jr.

By:  Michael J. Sinnwell Jr.

Its:  President and CEO

DOOLITTLE EDUTAINMENT CORP.

/s/ George G. Chachas

By:  George G. Chachas

Its:  President

CHACHAS

/s/ George G. Chachas

George G. Chachas